Exhibit 99.2

Dentons US LLP 4520 Main Street Suite 1100 Kansas City, MO 64111-7700 United States dentons.com

February 23, 2024

To Each of the Parties Listed

on the Attached Schedule A

Opinion: Missouri Constitutional Law

Evergy Missouri West Storm Funding I, LLC

Greetings:

We have acted as Missouri counsel to Evergy Missouri West, Inc., a Delaware corporation, (the “Sponsor”) and Evergy Missouri West Storm Funding I, LLC, a Delaware limited liability corporation, (the “Issuer”) in connection with the issuance of the Issuer’s Securitized Utility Tariff Bonds, Series 2024-A, under the terms of the Indenture, dated as of February 23, 2024 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as indenture trustee (in such capacity, the “Indenture Trustee”) and as securities intermediary (in such capacity, the “Securities Intermediary”). We have not represented the Sponsor or the Issuer in connection with the negotiations and preparation of the Transaction Documents (defined below).

Capitalized terms not defined herein have the meanings assigned to them in Appendix A to the Indenture. Under the Indenture, the Indenture Trustee holds, among other things, Securitized Utility Tariff Property (as defined below) as collateral security for the payment of the Securitized Utility Tariff Bonds (“Bonds”).

On May 13, 2021, the Missouri General Assembly enacted House Bill (H.B.) No. 734 by amending Chapter 393 of the Missouri Revised Statutes to add Section 393.17001 (the “Securitization Law”).

Securitized Utility Tariff Property is defined in Section 393.1700.1(18) of the Securitization Law. Securitized Utility Tariff Property was created in favor of the Sponsor pursuant to a Financing Order (the “Financing Order”) issued by the Missouri Public Service Commission (“MPSC”) in an Amended Report and Order on November 17, 2022, which became effective November 27, 2022. The Office of the Public Counsel appealed the Amended Report and Order on January 26, 2023 to the Missouri Court of Appeals, Western District (“Court of Appeals). On September 26, 2023, the Court of Appeals affirmed the Amended Report and Order which became final and not subject to further appeal on November 15, 2023.

The Securitized Utility Tariff Property (the “Securitized Property”) was sold to the Issuer pursuant to the terms of a Securitized Utility Tariff Property Purchase and Sale Agreement, dated as of February 23, 2024, by and between the Sponsor and the Issuer in consideration for the payment by the Issuer to the Sponsor of the proceeds of the sale of the Securitized Utility Tariff Bonds.

[1]	All statutory references are to the Missouri Revised Statutes (2016), as amended, unless otherwise noted.

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The Securitized Utility Tariff Property includes the right to impose and receive certain “nonbypassable” charges described in the Financing Order.

Pursuant to Section 393.1700.1(16) of the Securitization Law, “securitized utility tariff charge” means “nonbypassable charges imposed on and part of all retail customer bills, collected by an electrical corporation or its successors or assignees, or a collection agent, in full, separate and apart from the electrical corporation’s base rates, and paid by all existing or future retail customers receiving electrical service from the electrical corporation or its successors or assignees under MPSC-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities” in Missouri.

Section 393.1700.9 of the Securitization Law provides inter alia that “[n]either the state nor its political subdivisions are liable on any securitized utility tariff bonds, and the bonds are not a debt or a general obligation of the state or any of its political subdivisions, agencies, or instrumentalities, nor are they special obligations or indebtedness of the state or any agency or political subdivision.”

However, Section 393.1700.11(1) (the “State Pledge”) of the Securitization Law also provides:

“The state and its agencies, including the commission, pledge and agree with bondholders, the owners of the securitized utility tariff property, and other financing parties that the state and its agencies will not take any action listed in this subdivision. This subdivision does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electrical corporation. The prohibited actions are as follows:

(a) Alter the provisions of this section, which authorize the commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property, and make the securitized utility tariff charges imposed by a financing order irrevocable, binding, or nonbypassable charges for all existing and future retail customers of the electrical corporation except its existing special contract customers;

(b) Take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the securitized utility tariff bonds or revises the securitized utility tariff costs for which recovery is authorized;

(c) In any way impair the rights and remedies of the bondholders, assignees, and other financing parties;

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(d) Except for changes made pursuant to the formula-based true-up mechanism authorized under this section, reduce, alter, or impair securitized utility tariff charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the related securitized utility tariff bonds have been paid and performed in full.”

The foregoing language is included in the Issuer’s Securitized Utility Tariff Bonds in the subject transaction and in the bond indenture, as permitted by Section 393.1700.11(2).

In rendering this opinion letter, as to relevant factual matters we have examined the Indenture, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Underwriting Agreement, the LLC Agreement, and the Intercreditor Agreement (the “Transaction Documents”). We have also reviewed other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials, and we have assumed that there has been no relevant change or development between the dates as of which such documents were provided and the date hereof.

In rendering this opinion letter, unless expressly noted otherwise, we have assumed (i) the authenticity of all documents submitted to us as originals or as copies thereof, the conformity to the originals of all documents submitted to us as copies, the genuineness of all signatures and the legal capacity of natural persons and (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all documents.

Each assumption herein is made and relied upon with your permission and without independent investigation and, with respect to the enforceability of any right or obligation, is subject to (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, and (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties.

We have conducted no independent investigation with respect to the facts contained in such documents which we have relied upon in rendering this opinion letter. However, the attorneys in this firm who are directly involved in the representation of parties to the transactions to which this opinion letter relates have no actual present knowledge of the inaccuracy of any fact relied upon in rendering this opinion letter.

In rendering this opinion letter, we do not express any opinion concerning any law other than the Constitution of the State of Missouri, the Securitization Law, and other Missouri statutes, regulations and case law typically applicable to transactions of the type contemplated by the Securitization Law.

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We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below, including without limitation (i) any statute, regulation or provision of law of any state, county, municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

Based upon and subject to the foregoing and the qualifications, assumptions, and further discussion set forth below (there is no precedent directly on point), it is our opinion that:

1. A Missouri court would conclude:

(a) That the State Pledge constitutes a contractual relationship between the Bondholders and the State of Missouri; and

(b) That, under applicable Missouri constitutional principles relating to the impairment of contracts, absent a demonstration by the State of Missouri that a legislative enactment by the Missouri legislature (including a Missouri citizen initiative law) that (1) repealed or amended the State Pledge; (2) repealed or amended the Securitization Law; (3) limited or altered the Securitized Utility Tariff Property; or (4) limited or altered the Securitized Utility Tariff Charges so as to impair (i) the terms of the Indenture or the Bonds or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) is necessary to protect the public health or safety, a Missouri state court would find that such legislative enactment violates the Missouri Contracts Clause if such repeal, amendment or other action would prevent the payment of the Bonds or would substantially affect the security for the Bonds;

2. A Missouri court would conclude that the State of Missouri would be required to pay just compensation to the Bondholders if the State of Missouri, including through the exercise of its legislative powers (including through an enacted Missouri citizen initiative law), undertook any action in contravention of the State Pledge that: (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Securitized Utility Tariff Property or denied the economically beneficial or productive use of the Securitized Utility Tariff Property; (b) destroyed the Securitized Utility Tariff Property, other than in response to emergency conditions; or (c) altered or impaired the Securitized Utility Tariff Charges, the Securitized Utility Tariff Property, the Financing Order, or any rights thereunder, so as to constitute a Taking under the Missouri Takings Clause;

3. The Securitization Law has been duly enacted by the Missouri legislature in accordance with all applicable laws and is in full force and effect. The effectiveness or constitutionality of the Securitization Law under the Constitution of the State of Missouri, insofar as it relates to the Bonds and to the Transaction, was to the best of our knowledge as of February 3, 2024 not the subject of any pending appeal or litigation (although we cannot assure you that a lawsuit challenging the validity of the Securitization Law will not be filed in the future or that, if filed, will not be successful). If the constitutionality of the Securitization Law were challenged, a Missouri court applying Missouri substantive law would conclude under applicable Missouri constitutional principles that the Securitization Law is constitutional. If the arguments are properly briefed and

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presented, a Missouri court would hold that the Securitization Law complies with the Missouri Constitution in all respects that otherwise would have a material adverse effect upon the creation or transfer of the Securitized Utility Tariff Property or the collection of the nonbypassable Securitized Utility Tariff Charges so as to impair the Issuer’s obligations on the Bonds; and

4. Any attempt by the State of Missouri or any agency or instrumentality of the State of Missouri to repeal or amend the Securitization Law or the Financing Order, or to take other action in a manner that alters or impairs the rights of the Bondholders would be preliminarily enjoined if a Missouri court that is hearing a request for a preliminary injunction finds (a) that the party requesting such injunctive relief has a probability of success on the merits, (b) that such party will suffer irreparable harm if the preliminary injunctive relief is not granted, (c) that the threat of irreparable harm to the moving party outweighs any injury that the injunction would inflict on other interested parties, and (d) that the issuance of such injunctive relief would not adversely affect the public interest. Further, upon final adjudication of the challenged repeal, amendment, or other action, the alleged wrongful conduct would be subject to a permanent injunction if the petitioning party shows irreparable harm and the lack of an adequate remedy at law.

FURTHER DISCUSSION

In connection with Opinion Paragraphs 1, 2 and 3, we note that Missouri courts apply the presumption of constitutionality to any act of the Legislature. See Ocello v. Koster, 354 S.W.3d 187, 197 (Mo. en banc 2011); Hammerschmidt v. Boone County, 877 S.W.2d 98, 102 (Mo. en banc 1994); Westin Crown Plaza Hotel Co. v. King, 664 S.W.2d 2, 5 (Mo. en banc 1984).

I. Missouri Contracts Clause

Article I, Section 13 of the Missouri Constitution states “[t]hat no ex post facto law, nor law impairing the obligations of contracts, or retrospective in its operation, or making any irrevocable grant of special privileges or immunities, can be enacted” (the “Missouri Contracts Clause”). The Missouri Contracts Clause is an important part of the Missouri Constitution because “its operation has been a part of the Missouri [C]onstitution from its 1820 beginning.”2 It grants salient constitutional protections to both individuals and entities against actions by the State of Missouri (“the State”).

Importantly, the Missouri Contracts Clause’s protections are broader than the Federal Contract Clause’s protection because its operative language is more expansive. The Missouri Contracts Clause “does not simply prohibit laws which impair obligations of contracts, it also prohibits laws which are retrospective in their operation.”3 A law operates retrospectively when “it looks or acts backward from its effective date.”4

[2]	F.R. v. St. Charles County Sheriff’s Dep’t., 301 S.W.3d 56, 61 (Mo. en banc 2010).
[3]	Hoyne v. Prudential Sav. & Loan Assoc., 711 S.W.2d 899, 902 (Mo. Ct. App. E.D. 1986) (internal citations and brackets omitted).
[4]	State ex rel. Breshears v. Missouri State Employees’ Ret. Sys., 362 S.W.2d 571, 576 (Mo. en banc 1962).

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Missouri courts often interpret the Missouri Contracts Clause contractual impairment provision consistently with the Federal Contract Clause. Thus, it may be reasonable to assume any rights Bondholders would have to challenge impairing legislation under the Federal Contract Clause could also apply to any challenge under the Missouri Contracts Clause. This means that the discussion of the Federal Contract Clause in the opinion of Hunton Andrews Kurth of the same date herewith regarding the applicability of the Federal Contract Clause (the “Hunton Opinion”) likely is generally applicable to the Missouri Contracts Clause’s contractual impairment provision. But, as mentioned above, the retroactive law provision in the Missouri Constitution may place even greater limitations on the State than its federal counterpart.

In addition to relying on Federal Contract Clause cases, Missouri courts have conducted their own analyses of the Missouri Contracts Clause. That case law is limited, however. The clearest application of the Missouri Contracts Clause framework is found in Hoyne v. Prudential Savings & Loan Association.5 In Hoyne the plaintiffs represented a class of persons borrowing money from a defendant bank. When the plaintiffs and defendant entered into their financial arrangement, the contract imposed a prepayment penalty if the loans were paid prior to maturity. The Missouri legislature, however, later passed a law prohibiting prepayment penalties. The plaintiffs sought a declaratory judgment seeking to apply retroactively the prepayment prohibition law to their contracts.6

The Court of Appeals in Hoyne began with the Missouri Contracts Clause’s overlapping prohibitions: the State Constitution “prohibits the enactment of any law impairing the obligation of contracts” and, more importantly, “laws which are retroactive in their operation.”7 The Hoyne Court then applied the presumption that statutes operate prospectively unless “the legislative intent that they be given retroactive application clearly appears from the express language of the act or by necessary or unavoidable implication.”8 Because neither exception applied, the Hoyne Court applied the statute prospectively. A retrospective application of the statute would have violated both the contractual impairment and retroactive law provisions of the Missouri Constitution because it would have allowed the legislature to change the parties’ contracts by eliminating the plaintiffs’ contractual duties and altering the banks’ contractual rights.9

The plaintiffs also sought to have the law applied retroactively under the State’s police powers. Because the law was enacted during an emergency legislative session, the plaintiffs argued this demonstrated legislative intent for the statute to apply retroactively.10 The Hoyne Court noted that the police power exception could only be applied where it was “necessary” to achieve the State’s objectives. In Hoyne the statute’s purpose was to promote the residential construction industry; to accomplish this purpose, retroactive application of the statute that would impair the obligation of contracts was not necessary. Therefore, the police power exception did not apply.11

[5]	Hoyne, 711 S.W.2d 899 (Mo. Ct. App. E.D. 1986).
[6]	Id. at 900-01.
[7]	Id. at 901-03 (internal quotation marks and brackets omitted).
[8]	Id. at 901-02.
[9]	Id.
[10]	Id. at 903-04.
[11]	Id. at 904.

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The Hoyne Court affirmed the denial of plaintiffs’ declaratory judgment because to hold otherwise would violate the Missouri Contracts Clause. The police power exception is discussed more fully in Section I(C) below.

The Missouri Contracts Clause’s prohibitions against contract impairment and retrospective laws are “analogous and certainly overlap.”12 But a law can be challenged under either provision because they contain materially different language. A law impairing the Bonds’ value likely could be successfully challenged under both the contractual impairment and the retrospective law provisions of the Missouri Contracts Clause.

A. Contractual Impairment and the State Pledge

As the Federal Contract Clause analysis in the Hunton Opinion recognizes, a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State Pledge creates a contract between the State and the Bondholders under the Federal Contract Clause. Additionally, Missouri courts will recognize a contract when parties have “certain vested rights and . . . certain obligations.”13 The Missouri Supreme Court has even referred to state and county bond issues as contracts themselves for contractual impairment purposes.14 When a law changes the substances of those contractual rights and obligations, it has impaired a contract under the Missouri Contracts Clause.15

A law affecting the value of the Bondholders’ Securitized Bonds would likely change the Bondholder’s rights and the State’s obligations. Under the Missouri Contracts Clause, a contract is “legally effective according to its terms.”16 Additionally, the “question is not whether the legislative alteration of the contract injures [a party] seriously or only slightly” because “the legislature cannot change its substance.”17 For example, contractual obligations are clearly “impaired by a law which extinguishes them.”18

As the State Pledge recognizes, the Bondholders have “an irrevocable contract right” under Section 393.1700.11(1)(a) when the Bonds are issued. Since the State Pledge creates a contract between the State and the Bondholders, the Bondholders have a right to the contract they entered into which prohibits the State from reducing, altering, or impairing the Bonds’ value. It would not matter if a State law affected the Bonds value seriously or only slightly. Any impairment in their value would violate the Bondholders’ rights.

[12]	Id. at 902, citing State ex rel. Jones v. Nolte, 165 S.W.2d 632, 638 (Mo. en banc 1942) (internal quotation marks omitted).
[13]	Breshears v. Missouri State Employees’ Retirement Sys., 362 S.W.2d 571, 575 (Mo. en banc 1962).
[14]	State ex rel. Gibson v. St. Louis, Keokuk & Northwestern R.R., 32 S.W. 664, 665-66 (Mo. 1895).
[15]	Hoyne, 711 S.W.2d at 903.
[16]

Id. at 902, citing ARTHUR CORBIN, CONTRACTS 582-83 (1952). See F.R. v. St. Charles County Sheriff’s Dep’t, 301 S.W.3d 56, 62 (Mo. en banc 2010) (“The constitutional language does not limit its application to vested rights.”).

[17]	Hoyne, 711 S.W.2d at 903.
[18]	Id. at 901.

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Under the State Pledge of the Securitization Law, the State has significant obligations. These obligations include not taking the following actions regarding the Bonds under Section 393.1700.11(1):

“(a) Alter[ing] the provision of this section, which authorized the commission to create an irrevocable contract right . . .

(b) Tak[ing] or permit[ing] any action that impairs or would impair the value of the securitized tariff property . . .

(c) In any way impair[ing] the rights and remedies of the bondholders, assignees, or other financing parties;

(d) . . . reduc[ing], alter[ing], or impair[ing] securitized tariff utility charges . . . until any and all principal, interest, premium, financing costs, and other fees, expenses, or charges incurred, and any contracts to be performed . . . have been paid in full.”

Any State law that changes the State’s obligations found in the above provisions would therefore extinguish or alter the State’s contractual duties under the State Pledge. This would explicitly include a law that reduced, altered, or impaired the value of the Bonds. Any such law would violate the Missouri Contracts Clause’s contractual impairment provision unless it falls within the police power exception, as discussed in Section 1.C, below.

As noted previously, Missouri courts look to cases analyzing the Federal Contract Clause for guidance, particularly in the absence of Missouri case law. We are aware of no Missouri state court case law regarding the State’s attempt to impair a contract to which it was a party. However, the U.S. Supreme Court has dealt with that situation in its Federal Contract Clause jurisprudence in United States Trust Co. v. New Jersey.19 The Supreme Court in U.S. Trust explained that complete deference to legislative judgment as to the necessity and reasonableness of a particular action “is not appropriate” when the state is a party to the contract at issue.20 Lower courts and scholars agree that the U.S. Trust decision placed a greater burden on a state impairing a contract to which it was a party under the Federal Contract Clause.21 Therefore, in the absence of Missouri case law, a reviewing court would likely look to the U.S. Trust case and place a higher burden on the State if it attempted to impair the State Pledge.

[19]	See United States Trust Co. v. New Jersey, 431 U.S. 1, 21-23 (1977).
[20]	Id. at 25-26.
[21]

E.C. v. Sherman, No. 05-0726-CV-C-SOW, 2006 WL 6358376 at *41 (E.D. Mo. 2006), citing Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 n. 15 (1978) (“… impairments of a State’s own contracts face more stringent examination under the Contract Clause than would laws regulating contractual relations between private parties ….”). See Energy Reserves Grp., Inc. v. Kansas Power and Light Co., 459 U.S. 400, 412 n.14 (1983) (“In almost every case, the Court has held a governmental unit to its contractual obligations when it enters financial or other markets.”) (citing U.S. Trust, 431 U.S. at 25-28). See generally Brenner M. Fissell, The Dual Standard of Review in Contracts Clause Jurisprudence, 101 Georgetown L.J. 1089, 1092-93 (2013) (describing the dual standard of review that places a higher burden on the state if it is a contractual party for Contracts Clause claims).

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B. Retrospective Law

The Missouri Contracts Clause’s retrospective law provision prohibits laws that are “retrospective in operation.” The retroactive law provision is broader than the contractual impairment provision because it restricts any law that “creates a new obligation, imposes a new duty, or attaches a new disability with respect to transactions or considerations already past.”22 More simply, “[a] law is retrospective if it has the same effect as to past transactions as to future ones.”23

As mentioned earlier, the Missouri Contracts Clause’s contractual impairment and retrospective law provisions “certainly overlap.”24 But the retroactive law provision provides even broader protections because of its more expansive language. Any State law reducing, altering, or impairing either the Bondholders’ right or the State’s obligations (or both) would be considered a retrospective law because it would affect past, agreed upon obligations.

Additionally, there is a constitutional presumption against interpreting laws retrospectively. Missouri courts will presume that laws “operate prospectively only, unless legislative intent that they be given retroactive operation clearly appears from the express language of the act or by necessary or unavoidable implication.”25 Missouri courts are therefore “mandated to construe [laws] in a reasonable way to support its constitutionality.”26 If there were any doubt that a law violated the Bondholders’ rights under the Missouri Contracts Clause, the law would be interpreted in favor of the Bondholders.

C. Police Power Exception

Missouri courts have recognized an exception to the Missouri Contracts Clause’s prohibitions where it is “necessary to achieve the objective for which the power is being exercised.”27 The State’s police power is “the exercise of the sovereign right of a government to promote order, safety, health, morals, and the general welfare of society, within constitutional limits.”28 But where the State’s police power is not necessary, then it cannot be used to override the protections of the Missouri Contracts Clause. In State ex rel. Kansas City v. Public Service Commission, the Missouri Supreme Court declared:

“We hold that when the state appropriately directs that work be done in order to protect the public health or safety, the police power of the state includes the right to direct payment for the work ordered to the extent necessary to the achievement of the objectives for which the police power is being exercised, even if the result is

[22]	Rentschler v. Nixon, 311 S.W.3d 783, 788 (Mo. en banc 2010).
[23]	Good Hope Missionary Baptist Church v. St. Louis Alarm Monitoring Co., Inc., 358 S.W.3d 528, 532 (Mo. Ct. App. E.D. 2012).
[24]	Hoyne, 711 S.W.2d at 901-02.
[25]	Id. at 901-02, citing Lincoln Credit Co. v. Peach, 636 S.W.2d 31, 34 (Mo. en banc 1982).
[26]	Id., citing St. Louis Bd. of Educ. v. Shannon, 640 S.W.2d 121, 122 (Mo. en banc 1982).
[27]	State ex rel. Kansas City v. Public Serv. Comm’n, 524 S.W.2d 855, 864 (Mo. en banc 1975).
[28]	Marshall v. Kansas City, 355 S.W.2d 877, 883 (Mo. 1962).

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to infringe on existing contractual rights, but that beyond that necessity, allocation of such costs is not an inseparable part of the police power.”29

Missouri courts recognize the police power exception based on the principle that “neither the police power nor constitutional limitations can be absolute; they are necessarily relative and dependent in the complexities of modern life.”30

When faced with a Contracts Clause claim, a Missouri court’s analysis of whether the State’s police power was necessary depends on the particular facts involved. While it is not possible to anticipate what the State’s purpose would be, it is likely that a reviewing court would be skeptical of any State legislative effort to repeal its own financial promises and then characterize those efforts as “necessary” to achieve its objectives.

D. Summary

While Missouri case law discussing the Missouri Contracts Clause is limited, Missouri courts would find that a State law reducing, altering, or impairing the value of the Bonds is a violation of the impairment of contracts and/or prohibition on retrospective legislation provisions of the Missouri Constitution. Only if the State demonstrates that such a law was a “necessary” exercise of its police powers could the State possibly override these constitutional protections. That seems unlikely if the State alters the promises it made in the State Pledge, whether by legislative change or a citizen initiative petition.

II. Missouri Takings Clause

Article I, Section 26 of the Missouri Constitution states “private property shall not be taken or damaged for public use without just compensation” (the “Missouri Takings Clause”).31 The State’s power to take private property for public use stems from “the inherent police power of the sovereign state.”32 Missouri courts treat the Missouri Takings Clause similarly to the Federal Takings Clause.33 But the Missouri Takings Clause’s operative language is actually two clauses, one of which is more expansive than its federal counterpart. The Missouri Takings Clause also prohibits private property from being “damaged” by the State without just compensation. On its

[29]	State ex rel. Kansas City v. Public Serv. Comm’n, 524 S.W.2d at 864.
[30]	Marshall v. Kansas City, 355 S.W.2d at 883, citing 5 MCQUILLIIN, MUNICIPAL CORPORATIONS 531; Ex parte Smith, 132 S.W. 607, 609 (Mo. 1910).
[31]

Article I, Section 26 deals with private property being taken for public use. Missouri’s Constitution, however, also contains a provision dealing with private property being taken for private use. See Mo. Const. art. I, § 28 (“private property shall not be taken for private use with or without compensation, unless by consent of the owner”).

[32]

State ex rel. Oliver Cadillac Co. v. Christopher, 298 S.W. 720, 724 (Mo. en banc 1927), quoting State ex rel. Penrose Inv. Co. v. McKelvey, 256 S.W. 474, 478 (Mo. en banc 1923) (Graves, J., concurring).

[33]

See, e.g., Felling v. Wire Rope Corp. of America, Inc., 854 S.W.2d 458, 462 (Mo. Ct. App. W.D. 1993) (noting that the Federal Takings Clause “is paralleled in essential parts by the provisions of the Missouri Constitution”); Reagan v. Cnty. of St. Louis, 211 S.W.3d 104, 108 (Mo. Ct. App. E.D. 2006) (looking to U.S. Supreme Court decisions for guidance in interpreting the Missouri Takings Clause).

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face, the word “damaged” implicates different, broader protections than the “taken” language.34 However, that is not how Missouri courts have interpreted “damaged.”

Missouri courts interpret “damaged” as prohibiting essentially the same actions as the “taken” language. Prior to the addition of “damaged” to the Missouri Constitution in 1875, Missouri courts interpreted the Missouri Takings Clause quite narrowly.35 Under this narrow interpretation, property owners could not bring a takings action against the State when “rights directly annexed to his property were injured.”36 For example, property holders could bring a nuisance suit against a private party but had no remedy if it was the State.37 The “damaged” language therefore did not broaden the Missouri Takings Clause’s scope but “operated to correct an error of construction.”38

The Missouri Supreme Court recently questioned interpretations of the Takings Clause that use materially different language than its federal counterpart.39 As a result, Missouri courts now apply U.S. Supreme Court case law as persuasive authority when interpreting the Missouri Takings Clause in the absence of Missouri case law.40

To establish a takings claims under the Missouri Takings Clause, a plaintiff must satisfy three requirements:

(1) There must be a protected property interest;

(2) The challenged state action must be a constitutional Taking; and

(3) The taking must have been for a public use.41

A. Property Interest

The first requirement of a Missouri Takings Clause claim requires proof of a protected property interest. As the Federal Takings Clause opinion observes, property rights are creatures of state law. Under Missouri law, property interests “are created and their dimensions defined by existing rules of understandings that stem from an independent source such as state law.”42

[34]	See Maureen E. Brady, The Damagings Clauses, 104 Va. L. Rev. 341 (2018).
[35]	State ex rel. Oliver Cadillac, 298 S.W. at 723.
[36]	Id.
[37]	Id. It is important to note that when the Missouri added the “damaged” language to its Constitution most states had not waived state sovereign immunity for torts claims.
[38]	Id. See also Robert Keith Johnston, Federal Regulatory Takings Jurisprudence and Missouri Inverse Condemnation Proceedings, 58 UMKC L. Rev. 421, 434 (1990).
[39]

State ex rel. Jackson v. Dolan, 398 S.W.3d 472, 478 (Mo. en banc 2013), citing Doe v. Phillips, 194 S.W.3d 833, 841 (Mo. en banc 2006) (“While provisions of our state constitution may be construed to provide more expansive protections than comparable federal constitutional provisions, analysis of a section of the federal constitution is strongly persuasive in construing the like section of our state constitution.”).

[40]	State ex rel. Jackson v. Dolan, 398 S.W.3d 472, 478 (Mo. en banc 2013).
[41]	Felling v. Wire Rope Corp. of America, 854 S.W.2d 458, 462 (Mo. Ct. App. W.D. 1993).
[42]	Id.

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To evaluate the property interest here, a court would need to examine whether the State Pledge, the Financing Order, and the Indenture give the Bondholders protected property rights. It is our opinion that there is such a property right under Missouri law.

The Securitization Law creates an intangible property right in the Securitized Property. Section 393.1700.5(1)(a) of the Securitization Law states in relevant part:

“All securitized tariff property that is specified in a financing order constitutes an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of securitized utility tariff charges depends on the electrical corporation, to which the financing order is issued, performing its servicing functions relating to the collection of securitized utility tariff charges and on future electricity consumption. The property exists:

a. Regardless of whether or not the revenues or proceeds arising from the property have been billed, have accrued, or have been collected; and

b. Notwithstanding the fact that the value or amount of the property is dependent on the future provision of service to customers by the electrical corporation or its successors or assignees and the future consumption of electricity by customers.”43

Because the Financing Order explicitly recognizes that the Bondholders have an intangible property right, and it is based solidly in Missouri law, the Bondholders likely have a protected property interest in the Securitized Property.

B. Constitutional Taking

The second requirement is that there have been an actual Taking. “There is no litmus test for determining whether there has been a taking” under the Missouri Takings Clause.44 Generally, this is a case specific, factual determination.45 There are two situations where a landowner is entitled to compensation for a “per se” taking: (1) when a regulation causes “an actual physical invasion” of the property, and (2) when a regulation denies “all economically beneficial or productive use” of the land.”46 Where no per se taking has occurred, Missouri follows federal law by applying the U.S. Supreme Court’s Penn Central balancing test that inquires into factors including the economic impact of the regulation, its interference with reasonable investment-backed expectations, and the character of the governmental action. In other words, the courts consider whether the regulation “goes too far” and constitutes a Taking.47

[43]	§ 393.1700.5(1) (emphasis added).
[44]	Harris v. Missouri Dep’t of Conservation, 755 S.W.2d 726, 730 (Mo. Ct. App. W.D. 1988).
[45]	Id.
[46]	Reagan v. County of St. Louis, 211 S.W.3d 104, 107-09 (Mo. Ct. App. E.D. 2006)
[47]	Id. at 107-08, citing Penn Central Transp. Co. v. City of New York, 438 U.S. 104, 124 (1978). See Harris v. Missouri Dep’t of Conservation, 755 S.W.2d at 730.

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In this regard, the Missouri Takings Clause and the Federal Takings Clause are essentially the same—especially because Missouri courts do not recognize that the “damaged” language provides broader protections despite materially different language. The Federal Takings Clause analysis therefore applies to the Missouri Takings Clause in equal force.

If the Missouri legislature or a citizen initiative petition were to pass a law adversely affecting the Bondholders’ financial interests that constituted a “regulatory taking” under the Penn Central balancing test, that law would likely be considered a Taking of the Bondholders’ protected property interest, although it would be analyzed on a specific factual basis.

C. Public Use

The third requirement is that the taking is for a public use. Similar to the Federal Takings Clause, the term “public use” is interpreted broadly under the Missouri Takings Clause. Missouri courts do not interpret “public use” to require “actual use or occupation by the public.”48 In In re Kansas City Ordinance No. 39916, the Missouri Supreme Court held:

“In order to constitute public use, it is not necessary that the whole community or any large part of it should actually use or be benefited by a contemplated improvement. Benefit to any considerable number is sufficient. Nor does the mere fact that the advantage of a public improvement also inures to a particular individual or group of individuals deprive it of its public character.49

Because “public use” is found in both the Missouri Takings Clause and Federal Takings Clause, the Missouri Supreme Court “sees no reason at this point to deviate from the holdings of the [U.S.] Supreme Court” when interpreting that language.50 There is one notable exception, however. In response to the U.S. Supreme Court’s decision in Kelo v. City of New London51—which interpreted “public use” to encompass private economic development—the Missouri legislature passed a law limiting the State’s ability to use economic development as a justification.

In relevant part, Section 523.271 of the Missouri Revised Statutes provides:

“(1) No condemning authority shall acquire private property through the process of eminent domain for solely economic development purposes.

(2) For purposes of this section, “economic development” shall mean a use of a specific piece of property or properties which would provide an increase in the tax base, tax revenues, employment, and general economic health.”

[48]	State ex rel. Jackson v. Dolan, 398 S.W.3d 472, 478 (Mo. en banc 2013).
[49]

252 S.W. 404, 408 (Mo. en banc 1923) (citations omitted). See In re Coleman Highlands, 401 S.W.2d 385, 388 (Mo. 1966) (noting that “[t]his Court adopted what it described as a liberal and flexible interpretation of ‘public use’ which it said was synonymous with ‘public advantage’ or ‘public benefit’”).

[50]	Dolan, 398 S.W.3d at 478.
[51]	See generally Kelo v. City of New London, 545 U.S. 469 (2005).

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The Missouri Supreme Court has restricted this statute in two important ways. First, “§ 523.271 only prohibits a taking if the sole purpose for the taking is economic development and no other purpose supports the taking.”52 If another public purpose supports the taking, then the taking is still valid even if the other purpose is economic development.53 Furthermore, “economic development” can only be found if there is an increase in each of the four factors: tax base, tax revenue, employment, and general economic health.54 Without an increase in all four, it is not considered “economic development.”

When faced with a takings claim, a Missouri court’s analysis of whether the taking is for “public use” would depend on the particular facts involved. While it is not possible to anticipate what the State’s purpose in enacting legislation that would result in a takings claim by Bondholders would be, it is conceivable the State might claim it was doing so to provide relief to utility ratepayers. Accepting such a justification at face value, and recognizing the broad definition of “public use,” that situation likely would fall within the realm of a taking for “public use.” However, that means the third requirement also would be satisfied and the Bondholders would have demonstrated a valid takings claim.

Based on the probable nature of the State’s taking, including the likelihood that it would purport to protect electric ratepayers, it is our opinion that a reviewing Missouri court would be deferential to the State’s assertion of public use and likely find this requirement satisfied.

D. Summary

Based on the above, we are of the opinion that a Missouri court would find a compensable taking under the Missouri Taking Clause if the State alters the State Pledge in a way that (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Securitized Utility Tariff Property or denied the economically beneficial or productive use of the Securitized Utility Tariff Property; (b) destroyed the Securitized Utility Tariff Property, other than in response to emergency conditions; or (c) altered or impaired the Securitized Utility Tariff Charges, the Securitized Utility Tariff Property, the Financing Order, or any rights thereunder. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Bonds.

III.   Citizen Initiative Petition

Article III, Section 49 of the Missouri Constitution allows the State electorate “to propose and enact or reject laws and amendments to the constitution by the initiative, independent of the general assembly.” While there is no direct Missouri case law on the subject, there is no reason or legal basis to believe that a citizen initiative that altered or undermined the Bondholders’ rights under the State Pledge would be treated any differently than an enactment of the State legislature or orders of the Public Service Commission that had the same effect. State law is state law, irrespective of its source. All such laws can violate the Missouri Constitution.

[52]	Dolan, 398 S.W.3d at 479.
[53]	Id. at 479-80.
[54]	Id. at 479.

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The U.S. Supreme Court recently held that state constitutional provisions providing for citizen initiative laws place the state electorate and representative legislative bodies on “equal footing.”55 Because the state electorate and state legislatures are on equal footing, an unconstitutional citizen initiative-based law would be considered unconstitutional state action. The U.S. Supreme Court affirmed this principle in Schuette v. Coalition to Defend Affirmative Action by evaluating a 14th Amendment Due Process claim stemming from a successful citizen initiative law.56 Throughout the opinion, and in reference to other Supreme Court case law, the Court referred to citizen initiative laws as “state action” capable of violating the Constitution.57

While less frequently litigated, citizen initiative laws have been held to violate the Federal Contract Clause.58 State supreme courts have struck down citizen initiative laws as violating their respective state constitutional contracts clauses as well.59 While these cases deal with federal and state contracts clauses, there is no constitutional, legal, or logical reason that a different analysis would apply to a takings clause claim.

Based on the above, we are of the opinion that a Missouri citizen initiative law which alters or impairs the Bondholders’ rights could be challenged under the Missouri Constitution in the same fashion and using the same analyses as enactments of the Missouri legislature or orders of the Public Service Commission.

IV.   Injunctions Under Missouri Law

Regarding Opinion Paragraph 4, the Bondholders could likely challenge contested legislation or regulations by seeking a preliminary or permanent injunction under Missouri law. Missouri state court standards for both preliminary and permanent injunctions are similar to federal court standards.60 Much of the analysis interpreting injunctions under federal law would therefore likely apply to Missouri law as well, especially because Missouri courts are willing to look to federal law in absence of Missouri case law.61 The purpose of seeking an injunction would be “to prevent actual or threatened acts that constitute real injury.”62

[55]	See Arizona State Legislature v. Arizona Indep. Redistricting Comm’n, 576 U.S. 787, 796-97 (2015).
[56]	Schuette v. Coalition to Defend Affirmative Action, 572 U.S. 291 (2014).
[57]

Id. at 305, citing Washington v. Seattle School Dist., 458 U.S. 457, 470 (1982). See Reitman v. Mulkey, 387 U.S. 369 (1967) (striking down a voter initiative-based law based on 14th Amendment violation); Hunter v. Erikson, 393 U.S. 385 (1969) (same).

[58]	See Continental Ill. Nat’l Bank & Trust Co. v. Washington, 696 F.2d 692 (9th Cir. 1983) (holding that a Washington State voter initiative violated the Federal Contract Clause).
[59]

See, e.g., City of Middleton v. Ferguson, 495 N.E.2d 380 (Ohio 1980) (holding voter initiative violated state contracts clause provision); West Haven Sound Dev. Corp. v. City of West Haven, 514 A.2d 734 (Conn. 1986) (same).

[60]

Tumey v. Mycroft AI, Inc., 27 F.4th 657, 664 (8th Cir. 2022) (“A plaintiff seeking a preliminary injunction must establish that he is likely to succeed on the merits, that he is likely to suffer irreparable harm in the absence of preliminary relief, that the balance of equities tips in his favor, and that an injunction is in the public interest.”); Jennings v. City of Univ. City, 2022 WL 157495, at *8 (E.D. Mo. 2022) (“If a court finds actual success on the merits, it then considers the following factors in deciding whether to grant a permanent injunction: (1) the threat of irreparable harm to the moving party; (2) the balance of harms with any injury an injunction might inflict on other parties; and (3) the public interest.”) (internal quotation marks omitted).

[61]	See, e.g., Rebman v. Parson, 576 S.W.3d 605, 612 (Mo. en banc 2019) (looking to U.S. Supreme Court case law for guidance on injunctive relief.).
[62]	State ex rel. Gardner v. Stelzer, 568 S.W.3d 48, 51 (Mo. Ct. App. E.D. 2019).

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A. Preliminary Injunctive Relief

A preliminary injunction preserves the status quo while the court resolves the merits of the underlying dispute.63 There is “relatively little Missouri case law concerning the elements required to obtain a preliminary injunction.”64 But—similar to most courts—Missouri courts weigh four factors when considering whether to grant a preliminary injunction:

(1) the petitioner’s probability of success on the merits, (2) the threat of irreparable harm to the petitioner absent the injunction, (3) the balance between this harm and the injury that the injunction’s issuance would inflict on other interested parties, and (4) the public interest.65

A petitioner must show that the first and second factors “decidedly outweigh” the third and fourth factors before a court grants a preliminary injunction.66

Of these four factors, a petitioner is required to show a probability of success on the merits before a preliminary injunction will be issued.67 A petitioner must make a prima facie case under what has been described as a “probable cause standard.”68 Thus, a mere showing of hardship is not sufficient to meet this requirement.69 Ultimately, however, the decision of whether a petitioner has shown a likelihood of success on the merits lies in the court’s discretion.

B. Permanent Injunctive Relief

A permanent injunction restrains or mandates conduct either permanently or until a specific date.70 A permanent injunction’s standards under Missouri law are conceptually similar to a preliminary injunction’s standards but have different requirements: “a party seeking a permanent injunction must show only irreparable harm and a lack of adequate remedy at law.”71

Irreparable harm occurs “when pecuniary remedies fail to provide adequate reimbursement for improper behavior.”72 For example, Missouri courts have held that being subject to a

[63]	Salau v. Photon, 433 S.W.3d 449, 453 (Mo. Ct. App. W.D. 2014).
[64]

State ex rel. Dir. of Rev. v. Gabbert, 925 S.W.2d 838, 839 (Mo. en banc 1996). See Cook v. McElwain, 432 S.W.3d 286, (Mo. Ct. App. W.D. 2014) (noting that a preliminary injunction hearing is not “on the merits” and therefore not appealable).

[65]	Gabbert, 925 S.W.2d at 839.
[66]	Id. at 840.
[67]	Id at 839. See Rebman, 576 S.W.3d at 611.
[68]	Impey v. Clithero, 553 S.W.3d 344, 354 (Mo. Ct. App. W.D. 2018).
[69]	Gabbert, 568 S.W.3d at 840.
[70]	Bates v. Webber, 257 S.W.3d 632, 636 (Mo. Ct. App. S.D. 2008).
[71]	Rebman, 576 S.W.3d at 611. See Suppes v. Curators of Univ. of Mo., 613 S.W.3d 836, 847 (Mo. Ct. App. W.D. 2020).
[72]	City of Kansas City, v. New York-Kansas Bldg. Assoc., L.P., 96 S.W.3d 846, 855 (Mo. Ct. App. W.D. 2003).

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unconstitutional statute constitutes irreparable harm.73 Additionally, a lack of adequate remedy at law means “damages will not adequately compensate the plaintiff for the injury or threatened injury.74 This element can be difficult to meet because, for example, “persons affected by unconstitutional statutes often have adequate means of addressing those constitutional violations.”75 Missouri courts have held that if a statutory provision provides a petitioner with alternative remedies to address constitutional violations then they are considered to have an adequate remedy at law.76

C. Discretionary Nature of Injunctive Relief

Whether analyzing a preliminary or a permanent injunction, the analysis applied by a Missouri court cannot be “rigid or wooden” because injunctions are not decided with “mathematical precision.”77 An injunction’s “equitable nature . . . mandates that the court’s approach be flexible enough to encompass the particular circumstances of each case.”78 Missouri courts will therefore decide whether to grant an injunction on a case-by-case basis. This flexible approach gives Missouri courts “broad discretionary powers to shape and fashion the relief it grants to fit particular facts, circumstances and equities of the case before it.”79

A Missouri court’s determination of the appropriateness of an injunction in this case will depend on the facts and evidence presented to the court. If a court in its discretion finds that the Bondholders have met the standard for either a preliminary or permanent injunction, then any contested legislation or regulation would be equitably restrained from harming the Bondholders.

D. Sovereign Immunity

The doctrine of sovereign immunity prevents the government from being sued without its consent.80 This doctrine has a “peculiar history” in Missouri.81 The Missouri Supreme Court abrogated common law sovereign immunity in Jones v. State Highway Commission.82 In response to Jones, the Missouri legislature codified sovereign immunity as it existed prior to its abrogation.83 But, Sections 537.600-.650 (which codified sovereign immunity) apply primarily to tort actions, not injunctive relief.84 This principle is evident in Missouri case law because the Missouri Supreme Court has upheld injunctions against the State itself.85

[73]

Rebman, 576 S.W.3d at 612 (“[B]eing subject to an unconstitutional statute, for even minimal periods of time, unquestionably constitutes irreparable injury.”) (citing Elrod v. Burns, 427 U.S. 347, 373 (1976) (internal quotation marks omitted).

[74]	Id.
[75]	Id. (citing State ex rel. SLAH, LLC v. City of Woodson Terrace, 378 S.W.3d 357, 362 (Mo. en banc 2012)).
[76]	Id., citing City of Independence v. DeWitt, 550 S.W.2d 840, 845 (Mo. Ct. App. W.D. 1977). See Schaefer v. Koster, 342 S.W.3d 299, 300 (Mo. en banc 2011).
[77]	State ex rel. Dir. of Rev. v. Gabbert, 925 S.W.2d 838, 840 (Mo. en banc 1996)
[78]	Id.
[79]	Reproductive Health Servs., Inc. v. Lee, 660 S.W.2d 330, 335 (Mo. Ct. App. E.D. 1983).
[80]	See Jones v. State Highway Comm’n, 557 S.W.2d 225, 227-28 (Mo en banc 1977).
[81]	State ex rel. Bd. of Trs. of City of Kan. City Mem’l Hosp. v. Russell, 843 S.W.2d 353, 357 (Mo. en banc 1992).
[82]	557 S.W.2d at 227-28.
[83]	Russell, 843 S.W.2d at 357-58.
[84]	Mo. State Conf. of NAACP v. Missouri, 563 S.W.3d 138, 147 (Mo. Ct. App. W.D. 2018).
[85]

See, e.g., Weinschenk v. Missouri, 203 S.W.3d 201, 205 (Mo. en banc 2006) (affirming judgment enjoining enforcement of now-repealed statute requiring presentation of photo identification in order to vote).

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Therefore, the State itself would be an appropriate defendant in a suit seeking to enjoin state legislation or regulations that violate the Bondholders’ constitutional rights. As the Missouri Contracts Clause and Missouri Takings Clause analysis above suggests, any legislation or regulations violating the State Pledge in Section 393.1700(11) would likely be a constitutional violation. The Bondholders could therefore seek to enjoin the State from enforcing those unconstitutional laws or regulations because sovereign immunity would not apply.

Our opinions set forth above are subject to the following qualifications and limitations:

Our opinions are limited in all respects to provisions of Missouri statutes, regulations, and case law typically applicable to transactions of the type contemplated by the Securitization Law, in each case as now in effect, which have been published and are generally available in a format that makes legal research reasonably feasible. We express no opinion with respect to the applicability of the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or any other laws of the State of Missouri.

This opinion letter is rendered for the sole benefit of each addressee of this letter with respect to the matters specifically addressed herein, and no other person or entity is entitled to rely upon this letter. Copies of this opinion letter may not be made available, and this opinion letter may not be quoted or referred to in any other document made available, to any other person or entity except (i) to any applicable rating agency, institution providing credit enhancement or liquidity support or governmental authority, (ii) to any accountant or attorney for any person or entity entitled hereunder to rely hereon or to whom or which this opinion letter may be made available as provided herein, (iii) to any and all persons, without limitation, in connection with the disclosure of the tax treatment and tax structure of the transaction to which this opinion letter relates, (iv) in connection with a due diligence inquiry by or with respect to any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter, (v) in order to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative, governmental, supervisory or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the Financial Industry Regulatory Authority, Inc.) and (vi) as otherwise required by law; provided that none of the foregoing is entitled to rely hereon unless an addressee hereof. In addition, a copy of this opinion letter may be posted by Evergy Missouri West, the Issuer, or the Underwriters on a website if necessary to comply with Rule 17g-5 under the Securities Exchange Act of 1934, as amended. Furthermore, we consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to all references to our firm included in or made a part of the Registration Statement. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as

February 23, 2024 Page 19	dentons.com

amended, or the related rules and regulations of the U.S. Securities and Exchange Commission. This opinion letter is being delivered as of the date hereof and we assume no obligation to amend, update, revise, supplement or withdraw this opinion letter, or otherwise inform any addressee hereof or other person or entity, with respect to any change occurring or matter that may come to our attention subsequent to the delivery hereof in any applicable fact or law or any judicial or administrative interpretation thereof, even though such change may affect a legal analysis or conclusion contained herein. In addition, no attorney-client relationship exists or has existed by reason of this opinion letter between our firm and any addressee hereof or other person or entity except for any addressee that is identified in the first paragraph hereof as a person or entity for which we have acted as counsel in rendering this opinion letter. In permitting reliance hereon by any person or entity other than such an addressee for which we have acted as counsel, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes.

Very truly yours,

/s/ Dentons US LLP

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SCHEDULE A

Citigroup Global Markets Inc.

388 Greenwich Street, Trading Tower, 6th Floor

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York, 10017

As Underwriters

Evergy Missouri West, Inc.

1200 Main Street

Kansas City, Missouri 64105

Evergy Missouri West Storm Funding I, LLC

818 S. Kansas Avenue

Topeka, Kansas 66612

The Bank of New York Mellon Trust Company, N.A.

311 South Wacker Drive

Suite 6200B, Floor 62

Mailbox#44

Chicago, Illinois 60606

Attention: ABS Corporate Trust Administration

Moody’s Investors Service, Inc.

7 World Trade Center at

250 Greenwich Street, 24th Floor

New York, New York 10007

Attention: ABS/RMBS Monitoring Department

S&P Global Ratings, a division of S&P Global Inc.

55 Water Street, 40th Floor

New York, New York 10041

Attention: Structured Credit Surveillance